SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 25, 2017 (July 21, 2017)

Date of Report (Date of earliest event reported)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On July 21, 2017, Crestwood Operations LLC (the “Company”), a subsidiary of Crestwood Equity Partners LP (the “Partnership”), entered into the Second Amended and Restated Employment Agreement with Heath Deneke, the Company’s Chief Operating Officer and Executive Vice President (the “Employment Agreement”). The Employment Agreement amends and restates in its entirety the Amended and Restated Employment Agreement entered into by and between the Company and Mr. Deneke dated August 28, 2015.

Pursuant to the terms of the Employment Agreement, the Company will pay Mr. Deneke an annual base salary of $525,000 plus an additional $10,000 per annum as additional compensation. In addition, for the 2017 bonus year, Mr. Deneke’s target annual bonus will be equal to 125% of his base salary and for the 2018 grant cycle, his target restricted unit grant level will be equal to 275% of his base salary and he will be eligible to receive awards of performance units comparable to the awards made to similarly situated executives.

In consideration of Mr. Deneke entering into the Employment Agreement and as compensation for his ongoing service, the Partnership will issue 75,000 restricted units to Mr. Deneke which shall become vested on June 30, 2020. In addition, if, on or before July 1, 2019, there is a Change in Control (as defined in the Employment Agreement), the Partnership will issue 125,000 restricted units to Mr. Deneke, which units will be fully vested on their issuance date.

Under the terms of the Employment Agreement, if Mr. Deneke’s employment is terminated the Company without “employer cause” or Mr. Deneke resigns due to “employee cause” or Mr. Deneke’s employment terminates as a result of death or permanent disability, Mr. Deneke will be entitled to receive severance equal to two times the sum of his base salary and average annual bonus for the prior two years, payable in equal installments over an 12-month period following termination. However, if Mr. Deneke’s employment is terminated during the period beginning three months prior to a Change in Control and ending twelve months after a Change in Control, then the severance amount payable shall be increased to three (3) times his base salary and average annual bonus for the prior two years.

The foregoing description of the Employment Agreement is subject to, and is qualified in entirety by, the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Employment Agreement between Heath Deneke and Crestwood Operations LLC dated as of July 21, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: July 25, 2017	By:	/s/ Joel C. Lambert
Joel C. Lambert Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Employment Agreement between Heath Deneke and Crestwood Operations LLC dated as of July 21, 2017.